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                                                                   EXHIBIT 23(b)




                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the 1996 Long Term Incentive Plan of Primex Technologies, Inc., of our report dated January 26, 1998, with respect to the consolidated financial statements of Primex Technologies, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.


                                 /s/ Ernst & Young LLP


Tampa, Florida
June 19, 1998